Exhibit 99.1

ELECTRONIC ARTS UPDATES FISCAL YEAR 2010 OUTLOOK

REDWOOD CITY, CA – January 11, 2010 – Electronic Arts (NASDAQ: ERTS) today announced that it expects GAAP and non-GAAP net revenue and earnings per share for the fiscal year ending March 31, 2010 to be below the financial guidance previously provided on November 9, 2009. Revised fiscal year 2010 expectations are primarily the result of weakness for EA and the overall packaged goods sector in Europe in December, and a product mix shift to lower margin distribution products in the December quarter, primarily in North America.

Fiscal Third Quarter – Ended December 31, 2009

GAAP net revenue is expected to be $1.227 billion to $1.247 billion and GAAP diluted loss per share is expected to be in the range of $0.24 to $0.32. Non-GAAP net revenue is expected to be $1.33 billion to $1.35 billion. Non-GAAP earnings per share are expected to be in the range of $0.29 to $0.33. In the table provided below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the non-GAAP financial measures used in this press release.

Fiscal Year 2010 Expectations – Ending March 31, 2010

GAAP net revenue is expected to be $3.6 billion to $3.675 billion for fiscal year 2010 versus prior guidance of $3.6 billion to $3.9 billion. GAAP diluted loss per share is expected to be in the range of $1.94 to $2.24 for fiscal year 2010 versus prior guidance of $1.20 to $2.05. GAAP guidance does not include the impact of tax-related charges that may arise in connection with the Playfish integration.

Non-GAAP net revenue is expected to be $4.125 billion to $4.2 billion for fiscal year 2010 versus prior guidance of $4.2 billion to $4.4 billion. Non-GAAP earnings per share are expected to be in the range of $0.40 to $0.55 for fiscal year 2010 versus prior guidance of $0.70 to $1.00.

Conference Call

Electronic Arts will host a conference call today, January 11, 2010 at 2:00 pm PT (5:00 pm ET) to discuss the information contained in this press release. Participants may access the conference call live through a dial-in number or via webcast (http://investor.ea.com). The live dial-in number is 877-440-5807, access code 220497. A dial-in replay of the conference call will be available until January 18, 2010 at 719-457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

Expected non-GAAP net income excludes the following items from expected GAAP net income (USD, in millions):

	Three Months Ended December 31, 2009	Fiscal Year Ending March 31, 2010
Change in deferred net revenue (packaged goods and digital content)	$103	$525
Estimated stock-based compensation	42	165 to 170
Amortization of intangible assets	17	60 to 65
Restructuring charges	100 to 105	150 to 160
Losses on strategic investments	1	25
Loss on lease obligation	0	14
Difference between the Company’s GAAP and non-GAAP tax expenses*	(67) to (76)	(103) to (131)

*	The Company applies a fixed, long-term projected tax rate of 28 percent to its non-GAAP financial results.

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Losses (gains) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

Safe Harbor for Forward-Looking Statements

Some statements set forth in this release, including Electronic Arts’ expectations of its financial performance for the fiscal third quarter ended December 31, 2009 and fiscal year 2010 guidance information, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles during the remainder of fiscal year 2010; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. These forward-looking statements speak only as of January 11, 2010. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA™, EA SPORTS™, EA Mobile™ and POGO™. In fiscal 2009, EA posted GAAP net revenue of $4.2 billion and had 31 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

EA, EA SPORTS, EA Mobile and POGO are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries.

For additional information, please contact:

Mary Vegh	Jeff Brown
Manager, Investor Relations	VP, Corporate Communications
650-628-3916	650-628-7922
mvegh@ea.com	jbrown@ea.com